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                                                                     EXHIBIT 16

                      [LETTERHEAD OF PRICE WATERHOUSE LLP]

September 15, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                            GENERAL AUTOMATION, INC.

We have read Item 4 of General Automation, Inc.'s Form 8-K dated September 11, 1997 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

/s/ PRICE WATERHOUSE LLP
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    Price Waterhouse LLP